EXHIBIT 99.1

For more information, contact:
Novatel Wireless	the blueshirt group, Investor Relations
Dan Halvorson	Chris Danne, Rakesh Mehta
Acting Chief Financial Officer	(415) 217-7722
(858) 320-8821	chris@blueshirtgroup.com
www.novatelwireless.com	rakesh@blueshirtgroup.com

FOR IMMEDIATE RELEASE

NOVATEL WIRELESS ANNOUNCES FOURTH QUARTER RESULTS

Revenues Increase 32% Sequentially Leading to Non-GAAP Break-even Results

Verizon Wireless and Novatel Wireless Sign Agreement on EV-DO

SAN DIEGO, CA.—February 10, 2004—Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless data communications access solutions, today reported financial results for the fourth quarter ended December 31, 2003.

Net revenues for the fourth quarter were higher than prior guidance at approximately $10.6 million, a 32% increase from $8.1 million in the preceding third quarter and a 33% increase from $8.0 million in the same period last year. In the fourth quarter ended December 31, 2003, the Company reported non-GAAP net income break-even results. Pro forma non-GAAP net income excludes non-cash charges of $1.7 million for the accretion of dividends and interest expense, $414,000 related to restructuring, and $75,000 for stock-based compensation. Net loss applicable to common shareholders for the fourth quarter of 2003 was $2.1 million or $0.23 per basic and diluted share, a $13.8 million improvement from the $15.9 million net loss reported in the same period last year.

“We are encouraged by the strong increase in fourth quarter sales, driven by growing demand for 3G UMTS products in Europe,” commented Peter Leparulo, Chief Executive Officer of Novatel Wireless. “We are in an important leadership position with our first UMTS data terminals to roll out of mass production in partnership with multiple leading carriers in Europe and Asia. In addition, we are very excited to announce today an agreement with Verizon Wireless to be a key long-term volume supplier of 3G EV-DO PC cards and believe our product introductions will be closely synchronized with volume deployments of that technology in North America later this year. We believe these efforts, bolstered by our partnership with Sprint in CDMA 1X, deployments of our GPRS products in China and the recent introduction of Freedom Box with AT&T Wireless, will give us the broadest and most advanced line of wireless data access products on the market today.”

“At the same time, we continue to closely focus on improving our business,” added Mr. Leparulo. “Our market continues to strengthen and, based on current volumes under contracts, we are now focused on executing our growth strategy throughout 2004. Looking forward, in the first quarter of 2004, we expect to see a sequential increase in revenues to approximately $12 to $13 million in a normally seasonally soft first quarter and expect to report positive non-GAAP bottom line results, despite our investment in EV-DO development.”

Recent highlights include:

•	Today, Novatel Wireless also announced in a separate press release that it has signed an agreement positioning the Company to be a key long-term volume supplier of EV-DO PC cards to Verizon Wireless.
•	On January 6th, Novatel Wireless announced the receipt of $14 million in new orders for the Merlin U530™ scheduled for delivery in the first half of 2004. To date, Novatel Wireless has received orders for its 3G UMTS Wireless PC Card Modem totaling over $22 million.
•	In January of 2004, the Company announced an agreement with AirLink Communications to offer the Freedom Box 200G™ on AT&T Wireless’ GSM/GPRS network. The Freedom Box 200G will be offered to telemetry, field service and public safety integrators looking to migrate to the higher speed and reliability of GSM/GPRS networks.

•	In the fourth quarter, Novatel Wireless announced a new operator relationship in Europe and initial purchase orders with Wind Telecomunicazioni S.p.a in Italy. In Asia, Novatel Wireless signed a distribution agreement with Jade Bird for the China Mobile GPRS network. As part of the agreement, Jade Bird placed a bulk purchase order for the Merlin G301TM Wireless PC Card Modem and will offer the card to operators, manufacturers, VARs, retailers, and other distributors throughout China.

•	On January 16, 2004, Novatel Wireless announced the completion of an $8.0 million private placement to certain institutional investors of 1,142,855 shares of common stock, together with warrants to acquire shares of common stock.

Dan Halvorson, Acting Chief Financial Officer of Novatel Wireless, explained, “Gross margins of 26.6% were impacted by the ramp of UMTS products and the increase in lower margin joint development service revenues. Gross margins on products shipments were 28.0%. Notably, we booked a $4.0 million increase in Q4 to deferred revenues, which now stands at $6.2 million, which we will recognize over the next twelve to sixteen months. Additionally, we improved our balance sheet, as cash increased for the third quarter in a row. After the quarter close, we further bolstered our financial position, raising an additional $8.0 million increasing our ability to ramp our business to meet higher demand.”

Net revenues for the year ended December 31, 2003 were $33.8 million, an increase from $28.9 million reported for the prior year. Net loss applicable to common shareholders for 2003 was $16.1 million or $2.06 per basic and diluted share which compares to a net loss of $53.5 million or $10.47 per basic and diluted share for 2002.

Novatel Wireless will host a conference call for analysts and investors today to discuss its quarterly results at 5:00 p.m. ET on February 10, 2004. Open to the public, a live Web cast of the conference call will be accessible from the “Investor Relations” section of the Novatel Wireless Web site (www.novatelwireless.com). Following the live Web cast, an archived version will be available on the Novatel Wireless Web site.

ABOUT NOVATEL WIRELESS, INC.

Novatel Wireless, Inc. is a global leader in the design and development of wireless modems, software and custom engineering for use in mobile computing devices. Novatel Wireless MerlinTM PC Cards, ExpediteTM Embedded Modems, and Freedom BoxTM Ruggedized Modems enable high-speed wireless access to personal, corporate and public information via portable computers, handheld devices and vertical market applications. The company delivers innovative 2.5G and 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on Nasdaq: NVTL.

Note to Editors: The Novatel Wireless logo, Merlin, Expedite and Freedom Box are trademarks of Novatel Wireless, Inc.. All other brands, products and company names mentioned herein are trademarks of their respective holders. This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include risks relating to technological changes, continued acceptance of Novatel Wireless’ products and dependence on intellectual property rights. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in Novatel Wireless’ filings with the United States Securities and Exchange Commission and other regulatory agencies.

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$3,942,000	$1,571,000
Restricted cash	635,000	105,000
Accounts receivable, net	9,264,000	6,937,000
Accounts receivable – related party	121,000	276,000
Inventories	2,349,000	4,250,000
Other current assets	1,378,000	1,561,000

Total current assets	17,689,000	14,700,000
Property, plant and equipment, net	1,915,000	4,101,000
Intangible assets, net	4,629,000	5,054,000
Other assets	188,000	192,000

	$24,421,000	$24,047,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,730,000	$6,919,000
Accrued expenses	1,179,000	1,266,000
Inventory purchase commitments	—	3,983,000
Line of credit	—	2,234,000
Restructuring accrual	1,222,000	1,331,000
Deferred revenues	6,218,000	977,000
Current portion of capital lease obligations	82,000	133,000

Total current liabilities	15,431,000	16,843,000
Capital lease obligations, net of current portion	—	38,000
Convertible and redeemable Series A preferred stock	354,000	665,000
Stockholders’ equity:
Convertible Series B Preferred stock	—	—
Common stock	13,000	7,000
Additional paid-in capital	255,212,000	238,640,000
Deferred stock-based compensation	(142,000)	(1,729,000)
Accumulated Deficit	(246,447,000)	(230,417,000)

Total stockholders’ equity	8,636,000	6,501,000

	$24,421,000	$24,047,000

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31, (unaudited)		Twelve months ended December 31,
	2003	2002	2003	2002
Revenue	$10,604,000	$7,963,000	$33,815,000	$28,872,000
Cost of revenue (**)	7,780,000	8,359,000	27,891,000	26,894,000

Gross margin	2,824,000	(396,000)	5,924,000	1,978,000

Operating costs and expenses:
Research and development	1,431,000	2,690,000	5,987,000	13,416,000
Sales and marketing	652,000	956,000	2,558,000	4,640,000
General and administrative	814,000	1,158,000	3,647,000	5,717,000
Restructuring charges	414,000	1,348,000	828,000	2,650,000
Amortization of deferred stock compensation (*)	75,000	474,000	738,000	3,556,000

Total operating expenses	3,386,000	6,626,000	13,758,000	29,979,000
Operating loss	(562,000)	(7,022,000)	(7,834,000)	(28,001,000)
Other income (expense):
Interest income	8,000	23,000	44,000	221,000
Interest expense	(1,392,000)	(102,000)	(3,939,000)	(538,000)
Other, net	92,000		91,000

Net loss	$(1,854,000)	$(7,101,000)	$(11,638,000)	$(28,318,000)

Per share data
Net loss applicable to common stockholders	$(2,141,000)	$(15,909,000)	$(16,066,000)	$(53,481,000)
Weighted average shares used in computation of basic and diluted net loss per common share	9,129,053	6,266,136	7,817,539	5,106,681
Basic and diluted net loss per common share	$(0.23)	$(2.54)	$(2.06)	$(10.47)

(*) Amortization of deferred stock compensation:
Cost of revenue	9,000	21,000	54,000	363,000
Research and development	23,000	55,000	138,000	307,000
Sales and marketing	23,000	57,000	142,000	316,000
General and administrative	20,000	341,000	404,000	2,570,000

(**)  Includes $1.0 Million Excess and Obsolete charge for the 3 months and 12 months ended December 31, 2002. Includes $2.0 million Excess and Obsolete charge for the 12 months ended December 31, 2003.

NOVATEL WIRELESS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(Excludes Amortization of Deferred Compensation, Beneficial Conversion Charges, Restructuring Items and Inventory Charges)

	Three months ended December 31, (unaudited)		Twelve months ended December 31,
	2003	2002	2003	2002
Revenue	$10,604,000	$7,963,000	$33,815,000	$28,872,000
Cost of revenue	7,780,000	7,332,000	25,924,000	25,867,000

Gross margin	2,824,000	631,000	7,891,000	3,005,000

Operating costs and expenses:
Research and development	1,431,000	2,690,000	5,987,000	13,416,000
Sales and marketing	652,000	956,000	2,558,000	4,640,000
General and administrative	814,000	1,158,000	3,647,000	5,717,000

Total operating expenses	2,897,000	4,804,000	12,192,000	23,773,000
Operating loss	(73,000)	(4,173,000)	(4,301,000)	(20,768,000)
Other income (expense):
Interest income	8,000	23,000	44,000	221,000
Interest expense	(9,000)	(102,000)	(145,000)	(210,000)
Other, net	92,000		91,000

Net income (loss)	$18,000	$(4,252,000)	$(4,311,000)	$(20,757,000)

Per share data
Weighted average shares used in computation of non-GAAP basic and diluted net loss per common share	9,129,053	6,266,136	7,817,539	5,106,681
Non-GAAP basic and diluted net loss per share	$0.00	$(0.68)	$(0.55)	$(4.06)

Reconciliation of Non-GAAP net income (loss) to GAAP net loss:
Non-GAAP net income (loss)	$18,000	$(4,252,000)	$(4,311,000)	$(20,757,000)
Inventory Write off		(1,027,000)	(1,967,000)	(1,027,000)
Non-Cash Beneficial Conversion Charges	(1,383,000)		(3,794,000)	(328,000)
Stock Based Deferred Compensation	(75,000)	(474,000)	(738,000)	(3,556,000)
Restructuring Charges	(414,000)	(1,348,000)	(828,000)	(2,650,000)

GAAP Net Loss	$(1,854,000)	$(7,101,000)	$(11,638,000)	$(28,318,000)

Net loss applicable to common stockholders	$(2,141,000)	$(15,909,000)	$(16,066,000)	$(53,481,000)